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                                                                    EXHIBIT 23.2



                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Landmark Bancorp, Inc.:


We consent to the inclusion in Form 8-K/A Amendment No. 1 dated December 20, 2001 of Landmark Bancorp, Inc. of our report, dated February 2, 2001, relating to the consolidated balance sheets of MNB Bancshares, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000 included herein.



/s/ KPMG LLP

Kansas City, Missouri
December 20, 2001